UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 14, 2014
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East
Salt Lake City, Utah 84121
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

As previously announced, at the 2014 annual meeting of the stockholders of Overstock.com, Inc. (the “Company”), the stockholders approved an amendment of the Company’s Certificate of Incorporation to add a new Article XIII to provide that, with certain exceptions, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the exclusive forum for certain legal actions (the "Amendment"), and to renumber the current Article XIII as Article XIV. The types of actions covered by the Amendment are (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company's stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company 's Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine.

The Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware on July 14, 2014, and the Amendment became effective upon the filing. The title of the class of securities involved is the Company’s common stock, par value $0.0001.

The Amendment is intended to assist the Company in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter and is intended to help to assure the application of a relatively familiar body of case law and level of judicial expertise, and to promote efficiency and cost savings in the resolution of any such claims. The Amendment permits the Company to consent to an alternative forum on a case-by-case basis where the Board determines that the Company's interests and those of its stockholders would best be served by permitting such a dispute to proceed in a forum other than the courts designated in the Amendment.

As previously described, the Company does not believe that the Amendment presents any material risk to its stockholders except as follows. One or more stockholders who desire to file lawsuits against the Company, its directors or employees, in multiple jurisdictions in an effort to increase the settlement value of their lawsuits by increasing the Company's costs to defend against multiple lawsuits, might prefer to be able to file lawsuits in multiple jurisdictions. Further, one or more stockholders who believe that the relevant law or demographic of a potential jury pool of a jurisdiction other than those specified by the Amendment might be more favorable to their claims, might prefer to file elsewhere. Also, one or more stockholders who believe that the relevant law is less settled in another jurisdiction might prefer to file elsewhere in an effort to increase the settlement value of their claims. The Amendment may also reduce the likelihood of derivative litigation against directors and employees, even though an action, if successful, might benefit the Company and its stockholders.

The information set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment that implemented the Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information in Item 3.03 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment

This Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Form 8-K, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include all statements about the future effects of the Amendment, which are subject to the risk that courts in jurisdictions outside of Delaware may not be willing to enforce the terms of the Amendment. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and filed with the SEC on April 29, 2014 and any subsequent filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ MARK J. GRIFFIN
Mark J. Griffin
Senior Vice President, General Counsel and Corporate Secretary
Date:	July17, 2014

3